UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2022

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Boulevard,
St. Louis,	Missouri	63105
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
(Former Name or Former Address, if Changed Since Last Report): N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	CNC	NYSE

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Leadership Changes. On December 14, 2022, Centene Corporation (the "Company") announced that the Board of Directors of the Company had appointed Kenneth Fasola, 63, as President of the Company and James Murray, 69, as Executive Vice President, Chief Operating Officer of the Company effective as of December 14, 2022. Brent Layton, the Company’s current President and Chief Operating Officer, will transition to the role of Senior Advisor to the Chief Executive Officer as a non-executive officer until his planned retirement on December 31, 2023.

Mr. Fasola has served as the Company’s Executive Vice President of Health Care Enterprises since January 6, 2022. Beginning in November 2019, Mr. Fasola served as the Chief Executive Officer and a member of the Board of Directors of Magellan Health Inc, until the Company acquired it on January 4, 2022. Mr. Fasola previously served as Chief Growth Officer of Ancillary and Individual Health Services at United Healthcare from April to November 2019. Prior to that position, he served as Chairman, President and Chief Executive Officer of HealthMarkets, Inc., a subsidiary of UnitedHealth Group, from September 2010 through January 2019. Prior to joining HealthMarkets, Mr. Fasola spent nearly 20 years in executive leadership roles at UnitedHealth Group and Humana. Mr. Fasola holds a Bachelor of Science in Health Planning and Administration from Pennsylvania State University and was named an Alumni Fellow in 2010.

Mr. Murray has served as Chief Transformation Officer of the Company since January 6, 2022, leading the Company’s Value Creation Office as well as its Behavior Health business. Prior to that, beginning in January 2020, Mr. Murray was the President and Chief Operating Officer of Magellan Health, Inc., where he oversaw the Magellan Behavioral and Specialty Health and Magellan Complete Care business segments. During 2019, Mr. Murray served as President of PrimeWest Health, a Dallas-based company which supports physician shift to value-based care. From 2017 to 2019, he served as Chief Executive Officer of LifeCare HealthPartners, a Dallas-based hospital system. Prior to that, Mr. Murray served as Executive Vice President and Chief Operating Officer of Humana and has held other significant leadership roles over a career spanning nearly three decades. Mr. Murray holds a Bachelor of Science in Accounting from the University of Dayton and is a certified public accountant.

There are no arrangements or understandings between Messrs. Fasola or Murray and any other persons pursuant to which either was elected to serve as an executive officer. There are no family relationships between Mr. Fasola or Mr. Murray and any director or executive officer of the Company. Neither Mr. Fasola nor Mr. Murray has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Amendment to Layton Employment Agreement
Mr. Layton’s employment agreement with the Company, dated as of April 27, 2022, has been amended, effective December 13, 2022 (the "Employment Agreement Amendment") to provide for Mr. Layton to assume the role of Senior Advisor to the Chief Executive Officer of the Company. All other terms of Mr. Layton’s employment agreement remain in full force and effect.

The foregoing description of the Employment Agreement Amendment is qualified in its entirety by reference to the full text of the Employment Agreement Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

ITEM 7.01 REGULATION FD DISCLOSURE

On December 14, 2022, the Company issued a press release announcing the events described in Item 5.02 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
10.1	Amendment to Executive Employment Agreement between Centene Corporation and Brent Layton dated December 13, 2022.
99.1	Press Release, dated December 14, 2022.
104	Cover page information from Centene Corporation’s Current Report on Form 8-K filed on December 14, 2022 formatted in iXBRL (Inline Extensible Business Reporting Language).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date:	December 14, 2022	By:	/s/ Christopher A. Koster
Christopher A. Koster Executive Vice President, Secretary and General Counsel